Exhibit 10.2

TRIMBLE NAVIGATION LIMITED

AMENDED AND RESTATED 2002 STOCK PLAN

STOCK OPTION AGREEMENT

(OFFICERS & INTERNAL EXECUTIVE OFFICERS – NON-U.S. VERSION)

Unless otherwise defined herein, the capitalized terms used in this Stock Option Agreement shall have the same defined meanings as set forth in the Trimble Navigation Limited Amended and Restated 2002 Stock Plan (the “Plan”).

I.	NOTICE OF STOCK OPTION GRANT

Name (Optionee):

You have been granted a Nonstatutory Stock Option to purchase shares of the Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement (the “Option Agreement”), including any special terms and conditions for the Optionee’s country in any appendix hereto attached as Exhibit A (the “Appendix”), as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Term/Expiration Date:

Vesting Schedule:

This Option shall be exercisable, in whole or in part, in accordance with the following schedule:

20% of the Shares subject to this Option shall vest twelve months after the Vesting Commencement Date, and 1/60th of the Shares subject to this Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date, such that 100% of the Shares subject to this Option shall vest five (5) years from the Vesting Commencement Date, subject to the Optionee continuing to be a Service Provider on such dates.

Termination Period:

The vested portion of this Option may be exercised for twelve (12) months after the Optionee ceases to be a Service Provider (including the death or Disability of the Optionee). The period during which Optionee is considered to be a Service Provider will not be extended by any notice of termination or similar period; instead, the termination date will be considered the last day of active service for the purposes of this Option Agreement. In no event shall any portion of this Option be exercised later than the Term/Expiration Date as provided above.

II.	AGREEMENT

A.	Grant of Option.

The Administrator hereby grants to the person named in the Notice of Stock Option Grant (the “Notice of Grant”) attached as Part I of this Option Agreement (the “Optionee”) a Nonstatutory Stock Option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the Exercise Price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

B.	Exercise of Option.

1. Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement, including the Appendix.

2. Method of Exercise. This Option is exercisable by (i) electronic exercise in accordance with an approved automated exercise program or (ii) delivery of an exercise notice, designated by the Company from time to time (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of the Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.

C.	Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1. cash (in U.S. dollars); or

2. check (denominated in U.S. dollars); or

3. consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

D.	Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement, including the Appendix, shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E.	Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F.	Tax Obligations.

Regardless of any action the Company or the Optionee’s actual employer, if the Company is not the actual employer (the “Employer”), takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to him or her (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, without limitation, the grant, vesting or exercise of this Option, the issuance of Shares upon exercise of this Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Optionee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

1. withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; or

2. withholding from proceeds of the sale of Exercised Shares acquired upon exercise, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization); or

3. withholding in the Exercised Shares to be issued upon exercise of this Option.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Optionee is deemed, for tax purposes, to have been issued the full number of Exercised Shares, notwithstanding that some Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.

Finally, the Optionee shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan, which amount cannot be satisfied by the means previously described. The Company may refuse to issue or deliver Shares or the proceeds of the sale of Shares if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.

G.	NO GUARANTEE OF CONTINUED SERVICE.

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE EMPLOYER’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, IN COMPLIANCE WITH APPLICABLE LOCAL LAW.

H.	Nature of Option Grant.

In accepting this Option, the Optionee acknowledges the following:

1. the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;

2. the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future stock options, or benefits in lieu of stock options, even if stock options have been granted repeatedly in the past;

3. all decisions with respect to future stock option grants, if any, will be at the sole discretion of the Company;

4. the Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Optionee’s Service Provider relationship at any time;

5. the Optionee’s participation in the Plan is voluntary;

6. this Option and the Optioned Stock are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Optionee’s employment contract, if any;

7. this Option and the Optioned Stock are not intended to replace any pension rights or compensation;

8. this Option and the Optioned Stock are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Affiliate;

9. this Option and the Optionee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or an Affiliate;

10. the future value of the underlying Shares is unknown and cannot be predicted with any certainty;

11. if the Optioned Stock does not increase in value, this Option will have no value;

12. if the Optionee exercises this Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

13. no claim or entitlement to compensation or damages shall arise from forfeiture of this Option if the Optionee ceases to be a Service Provider (for any reason whatsoever and whether or not in breach of local labor laws), and in consideration of the grant, to which the Optionee is not otherwise entitled, the Optionee irrevocably agrees never to institute any claim against the Company, the Employer or any Affiliate, waives his or her ability, if any, to bring any such claim, and releases the Company, the Employer, and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim; and

14. in the event that the Optionee ceases to be a Service Provider (whether or not in breach of local labor laws), the Optionee’s right, if any, to vest in this Option will terminate effective as of the date on which the Optionee is no longer an active Service Provider and will not be extended by any notice period mandated under Applicable Laws (e.g., Optionee would not be an active Service Provider for a period of “garden leave” or similar period pursuant to Applicable Laws); the Plan Administrator shall have the exclusive discretion to determine when the Optionee is no longer an active Service Provider for purposes of this Option.

I.	No Advice Regarding Grant.

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

J.	Data Privacy.

The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Option Agreement and any other Option materials by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that the Company and the Employer may hold certain personal information about him or her, including, without limitation, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all stock options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purposes of implementing, administering and managing the Plan (“Data”).

The Optionee understands that Data will be transferred to the Company’s broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the Company, the Company’s broker and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

K.	Language.

If the Optionee has received this Option Agreement or any other documents related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

L.	Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

M.	Severability.

The provisions of this Option Agreement, including the Appendix, are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

N.	Appendix.

Notwithstanding any provisions in this Option Agreement, this Option shall be subject to any special terms and conditions for the Optionee’s country set forth in the Appendix. Moreover, if the Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country shall apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan. The Appendix constitutes part of this Option Agreement.

O.	Imposition of Other Requirements.

The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

P.	Entire Agreement; Governing Law; Venue.

The Plan is incorporated herein by reference. The Plan and this Option Agreement, including the Appendix, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of California.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Option or this Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

BY THE OPTIONEE’S SIGNATURE AND THE SIGNATURE OF THE COMPANY’S REPRESENTATIVE BELOW, THE OPTIONEE AND THE COMPANY AGREE THAT THIS OPTION IS GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS OPTION AGREEMENT, INCLUDING THE APPENDIX. THE OPTIONEE HAS REVIEWED THE PLAN AND THIS OPTION AGREEMENT, INCLUDING THE APPENDIX, IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS OPTION AGREEMENT AND FULLY UNDERSTANDS ALL PROVISIONS OF THE PLAN AND OPTION AGREEMENT, INCLUDING THE APPENDIX. THE OPTIONEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS RELATING TO THE PLAN AND OPTION AGREEMENT, INCLUDING THE APPENDIX. THE OPTIONEE FURTHER AGREES TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE RESIDENCE ADDRESS INDICATED BELOW.

OPTIONEE:	TRIMBLE NAVIGATION LIMITED

Signature	By

Steven W. Berglund
Print Name	Print Name

President & CEO
Residence Address	Title

EXHIBIT A

APPENDIX TO

TRIMBLE NAVIGATION LIMITED

AMENDED AND RESTATED 2002 STOCK PLAN

STOCK OPTION AGREEMENT

(OFFICERS & INTERNAL EXECUTIVE OFFICERS – NON-U.S. VERSION)

TERMS AND CONDITIONS

This Appendix, which is part of the Option Agreement, includes additional terms and conditions that govern this Option and that will apply to the Optionee if he or she is in one of the countries listed below. Unless otherwise defined herein, capitalized terms set forth in this Appendix shall have the meanings ascribed to them in the Plan or the Option Agreement.

NOTIFICATIONS

This Appendix also includes information regarding securities, exchange control and certain other issues of which the Optionee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because such information may be outdated when he or she exercise this Option and/or sells any Shares acquired at exercise.

In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation. As a result, the Company is not in a position to assure the Optionee of any particular result. The Optionee therefore is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her particular situation.

Finally, if the Optionee is a citizen or resident of a country other than that in which the Optionee currently is working, or transfers employment to a different country after the Date of Grant, the information contained herein may not apply to him or her.

AUSTRALIA

TERMS AND CONDITIONS

Australian Addendum. The Optionee understands and agrees that his or her right to participate in the Plan and any Option granted under the Plan are subject to an Australian Addendum to the Plan. This Option is subject to the terms and conditions stated in the Australian Addendum, the Offer Document, the Plan and the Option Agreement.

Right to Exercise. Notwithstanding Paragraph B.1 of the Option Agreement and consistent with Section 7(e) of the Plan, the Optionee may not exercise any portion of this Option unless and until the Fair Market Value (as defined in Section 2(u) of the Plan) per Share underlying this Option on the date of exercise equals or exceeds the Exercise Price per Share pursuant to the procedures established by the Company to determine the length of time that the Fair Market Value must trade at or above the Exercise Price per Share to meet this requirement.

NOTIFICATIONS

Securities Law Notification. If the Optionee acquires Shares under the Plan and offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law, and the Optionee should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.

Exchange Control Notification. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report for the Optionee. If there is no Australian bank involved in the transfer, the Optionee will be required to file the report him/herself.

BELGIUM

TERMS AND CONDITIONS

Tax Considerations. This Option must be accepted in writing either (a) within 60 days of the offer (for tax at offer), or (b) more than 60 days after the offer (for tax at exercise). The Optionee will receive a separate offer letter, acceptance form and undertaking form in addition to the Option Agreement. The Optionee should refer to the offer letter for a more detailed description of the tax consequences of choosing to accept this Option. The Optionee should consult his or her personal tax advisor with respect to completion of the additional forms.

NOTIFICATIONS

Tax Reporting Notification. The Optionee is required to report any taxable income attributable to this Option on his or her annual tax return. The Optionee also is required to report any bank accounts opened and maintained outside of Belgium on his or her annual tax return.

CANADA

TERMS AND CONDITIONS

Termination Period. The following provision replaces the first sentence of the “Termination Period” provision in Part I of the Option Agreement:

This Option may be exercised for twelve (12) months after the date that is the earlier of (i) the date on which the Optionee receives notice of termination of his or her status as an active Service Provider; or (ii) the date on which the Optionee ceases to be a Service Provider.

The following provisions apply if the Optionee is in Quebec:

Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy. The following provision supplements Paragraph J of the Option Agreement:

The Optionee hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. The Optionee further authorizes the Company, the Employer and/or any Affiliate to disclose and discuss such information with their advisors. The Optionee also authorizes the Company, the Employer and/or any Affiliate to record such information and to keep such information in the Optionee’s employment file.

COSTA RICA

There are no country-specific terms and conditions.

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information. The Optionee may be required to file a report with the Czech National Bank in connection with this Option and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, the Optionee should consult his or her personal advisor before exercising this Option to ensure compliance with current regulations. The Optionee is solely responsible for complying with applicable Czech exchange control laws.

FRANCE

TERMS AND CONDITIONS

Option Not Tax-Qualified. The Optionee understands that this Option is not intended to be French tax-qualified.

Consent to Receive Information in English. By accepting this Option, the Optionee confirms that he or she has read and understood the documents relating to the Option (the Option

Agreement and the Plan), which were provided in the English language. The Optionee accepts the terms of these documents accordingly.

En acceptant cette Option, le Bénéficiaire d’Options confirme qu’il ou qu’elle a lu et compris les documents afférents à l’Option (le Contrat d’Options et le Plan), qui sont produits en langue anglaise. Le Bénéficiaire d’Options accepte les dispositions de ces documents en connaissance de cause.

NOTIFICATIONS

Exchange Control Information. If the Optionee imports or exports cash (e.g., sales proceeds received under the Plan) with a value equal to or exceeding €10,000 and does not use a financial institution to do so, he or she must submit a report to the customs and excise authorities. If the Optionee maintains a foreign bank account, he or she is required to report the maintenance of such to the French tax authorities when filing his or her annual tax return.

GERMANY

NOTIFICATIONS

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Optionee uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for the Optionee. In addition, the Optionee must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

INDIA

TERMS AND CONDITIONS

Payment Method. The Optionee understands and agrees that, if he or she elects to pay the Exercise Price by means of a cashless exercise program implemented by the Company in connection with the Plan, he or she will not be permitted to engage in a “cashless sell-to-cover” exercise whereby a portion of Exercised Shares are sold at exercise to cover the Exercise Price, Tax-Related Items, including FBT, and brokerage fees.

NOTIFICATIONS

Exchange Control Information. Please note that proceeds from the sale of Shares must be repatriated to India within a reasonable period of time (i.e., two weeks). Optionee should obtain a foreign inward remittance certificate (“FIRC”) from the bank for his or her records to document compliance with this requirement, in case evidence of such repatriation is requested by the Reserve Bank of India or the Employer.

IRELAND

NOTIFICATIONS

Director Notification Requirement. If Optionee is a director, shadow director1 or secretary of an Irish Affiliate of the Company, pursuant to Section 53 of the Irish Company Act 1990, he or she must notify the Irish Affiliate of the Company in writing within five (5) business days of receiving or disposing of an interest in the Company (e.g., an Option, Shares, etc.), or within five (5) business days of becoming aware of the event giving rise to the notification requirement, or within five (5) days of becoming a director, shadow director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or minor child, whose interests will be attributed to the director, shadow director or secretary.

ITALY

TERMS AND CONDITIONS

Method of Payment. Notwithstanding Paragraph C of the Option Agreement, due to financial regulations in Italy, when the Optionee exercises the Option, the Optionee must use a cashless exercise program implemented by the Company in connection with the Plan whereby the Optionee makes an irrevocable election to exercise this Option as to all the Optioned Stock by instructing the Company’s broker to sell all the Exercised Shares and to remit the proceeds, less any Tax-Related Items and brokerage fees to the Optionee in cash (a “Cashless Sell-All Exercise”). The Company reserves the right to permit the Optionee to exercise by means other than the Cashless Sell-All Exercise depending on developments in local laws.

Data Privacy Notice and Consent. The following provision replaces Paragraph J of the Option Agreement:

The Optionee hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of his or her personal data as described in this section of this Appendix by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purposes of implementing, administering, and managing the Optionee’s participation in the Plan.

The Optionee understands that the Employer, the Company and any Affiliate hold certain personal information about him or her, including, without limitation, the Optionee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Affiliate, details of all stock options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

[1]	A shadow director is an individual who is not on the board of directors of the Company or the Irish Affiliate but who has sufficient control so that the board of directors of the Company or the Irish Affiliate, as applicable, acts in accordance with the directions and instructions of the individual.

The Optionee also understands that providing the Company with Data is necessary for the performance of the Plan and that his or her refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Optionee’s ability to participate in the Plan. The Controller of personal data processing is Trimble Navigation Limited, with registered offices at 935 Stewart Drive, Sunnyvale, California 94085, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Trimble Italia SrL, Centro Torri Bianche, Palazzo Larice, 3, 20059 Vimercate (MI), Italy.

The Optionee understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. The Optionee understands that Data may also be transferred to the Company’s independent registered public accounting firm Ernst & Young LLP, or such other public accounting firm that may be engaged by the Company in the future. The Optionee further understands that the Company, the Employer and/or any Affiliate will transfer Data among themselves as necessary for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, and that the Company, the Employer and/or Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom the Optionee may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Optionee’s participation in the Plan. The Optionee understands that these recipients may be located in or outside of the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

The Optionee understands that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable local laws and regulations, does not require the Optionee’s consent thereto, as the processing is necessary to the performance of contractual obligations related to implementation, administration, and management of the Plan. The Optionee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, he or she has the right, without limitation, to access, delete, update, correct, or terminate, for legitimate reason, the Data-processing. Furthermore, the Optionee is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Optionee’s local human resources representative.

Plan Document Acknowledgment. In accepting this Option, the Optionee acknowledges that he or she has received a copy of the Plan and the Option Agreement and has reviewed the Plan and the Option Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Option Agreement, including this Appendix.

The Optionee acknowledges that he or she has read and specifically approves the following provisions of the Option Agreement: the “Termination Period” provision in Part I; Paragraph F, “Tax Obligations”; Paragraph G, “No Guarantee of Continued Service”: Paragraph H, “Nature of Option Grant”; Paragraph I, “No Advice Regarding Grant”; Paragraph K, “Language”; Paragraph P, “Entire Agreement; Governing Law; Venue”; and the “Data Privacy Notice and Consent” in this Appendix.

NOTIFICATIONS

Exchange Control Information. The Optionee is required to report in his or her annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy. The Optionee is exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on the Optionee’s behalf.

JAPAN

NOTIFICATIONS

Exchange Control Information. If the Optionee acquires Shares valued at more than ¥100,000,000 in a single transaction, the Optionee must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares.

In addition, if the Optionee pays more than ¥30,000,000 in a single transaction for the purchase of Shares when the Optionee exercises the Option, the Optionee must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that the Optionee pays upon a one-time transaction for exercising the Option and purchasing Shares exceeds ¥100,000,000, the Optionee must file both a Payment Report and a Securities Acquisition Report.

KENYA

There are no country-specific terms and conditions.

KOREA

NOTIFICATIONS

Exchange Control Information. To remit funds out of Korea to exercise the Option by paying the Exercise Price with cash, the Optionee must obtain a confirmation of the remittance by a foreign exchange bank in Korea. This is an automatic procedure (i.e., the bank does not need to approve the remittance and the process should not take more than a day). The Optionee likely will need to present to the bank processing the transaction supporting documentation evidencing the nature of the remittance. If the Optionee receives US$500,000 or more from the sale of Shares, Korean exchange control laws require the Optionee to repatriate the proceeds to Korea within 18 months of the sale.

NETHERLANDS

NOTIFICATIONS

Securities Law Information. The Optionee should be aware of Dutch insider-trading rules, which may impact the sale of Shares acquired under the Plan. In particular, the Optionee may be prohibited from effectuating certain transactions if he or she has inside information regarding the Company.

By accepting the grant of this Option and participating in the Plan, the Optionee acknowledges having read and understood this Securities Law Information and further acknowledges that it is the Optionee’s responsibility to comply with the following Dutch insider-trading rules.

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate, which is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be a Service Provider in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain Service Providers working in the Netherlands (possibly including the Optionee) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Optionee had such inside information.

NEW ZEALAND

TERMS AND CONDITIONS

Securities Law Acknowledgment. The Optionee acknowledges that he or she will receive the following documents in connection with the offer to purchase shares at exercise of this Option:

(i)	the Option Agreement, including this Appendix, which sets forth the terms and conditions of this Option;

(ii)

a copy of the Company’s most recent annual report and most recent financial reports have been made available to the Optionee to enable the Optionee to make informed decisions concerning participation in the Plan; and

(iii)

a copy of the description of the Plan (the “Description”) (i.e., the Company’s Form S-8 Plan Prospectus under the U.S. Securities Act of 1933, as amended), and the Company will provide any attachments or documents incorporated by reference into the Description upon written request. The documents incorporated by reference into the Description are updated periodically. Should the Optionee request copies of the documents incorporated by reference into the Description, the Company will provide the Optionee with the most recent documents incorporated by reference.

RUSSIA

TERMS AND CONDITIONS

U.S. Transaction. The Optionee understands that this Option shall be valid and this Option Agreement shall be concluded and become effective only when the executed Option Agreement is received by the Company in the United States.

Method of Payment. This provision supplements Paragraph C of the Option Agreement:

Due to legal restrictions in Russia, payment in full of the aggregate Exercise Price to purchase the Shares underlying the Option must be made by means of a cashless sell-all exercise, whereby all of the Shares subject to the portion of the Option that is exercised are immediately sold upon exercise and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable Russian exchange control laws and regulations. The Optionee will not be permitted to hold any Shares upon exercise of the Option. The Board reserves the right to permit additional methods of paying the Exercise Price in the future, depending on developments in applicable local law.

NOTIFICATIONS

Securities Law Information. This Appendix, the Option Agreement, the Plan and any other materials that the Optionee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering the securities or public circulation in Russia.

Exchange Control Information. To remit funds out of Russia to exercise the Option by paying the Exercise Price with cash, the Optionee must remit the funds from a foreign currency account at an authorized bank in Russia. This requirement does not apply if the Optionee pays the Exercise Price by means of a cashless exercise program implemented by the Company in connection with the Plan, such that there is no remittance of funds out of Russia.

Under current exchange control regulations, within a reasonably short time after sale of the Shares acquired under the Plan, the Optionee must repatriate the sale proceeds to Russia. Such sale proceeds must be initially credited to the Optionee through a foreign currency account at an authorized bank in Russia. After the sale proceeds are initially received in Russia, they may be remitted further to foreign banks in accordance with Russian exchange control laws, subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; (iii) the Optionee must give notice to the Russian tax authorities about the opening/closing of each foreign account within one month of the account opening/closing; and (iv) the Optionee must notify the Russian tax authorities of the account balances on his or her foreign accounts as of the beginning of each calendar year.

SINGAPORE

NOTIFICATIONS

Securities Law Information. This Option is being granted on a private basis and is, therefore, exempt from registration in Singapore.

Director Notification Requirement. If the Optionee is a director, associate director or shadow director of a Singaporean Affiliate, he or she must notify the Singaporean Affiliate in writing within two days of receiving or disposing of an interest (e.g., this Option) in the Company or an Affiliate, or within two days of becoming a director if such an interest exists at the time.

SPAIN

TERMS AND CONDITIONS

Nature of Option Grant. This provision supplements Paragraph H of the Option Agreement:

In accepting this Option, the Optionee consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

The Optionee understands that the Company has unilaterally, gratuitously and in its own discretion decided to grant stock options under the Plan to certain Service Providers throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or an Affiliate, other than as set forth in the Option Agreement. Consequently, the Optionee understands that this Option is granted on the assumption and condition that this Option and any Shares acquired upon exercise of this Option are not a part of any employment contract (either with the Company or an Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. Furthermore, the Optionee understands that he or she will not be entitled to continue vesting in this Option once his or her relationship with the

Company or an Affiliate as a Service Provider ceases. In addition, the Optionee understands that this Option would not be granted but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken, or should any of the conditions not be met for any reason, any grant of or right to this Option shall be null and void.

Termination of Relationship as a Service Provider. If the Optionee ceases to be a Service Provider for any reason other than upon the Optionee’s death or Disability (including if the termination is deemed to be an “unfair dismissal” or “constructive dismissal”), any portion of this Option that is vested shall remain exercisable in accordance with “Termination Period” paragraph in Part I of the Option Agreement and the shares of Common Stock subject to any unvested portion of this Option shall be forfeited.

NOTIFICATIONS

Exchange Control Information. The Optionee must declare the acquisition of Shares to the Direccion General de Política Comercialy de Inversiones Extranjeras (the “DGPCIE”) of the Ministerio de Economia for statistical purposes. The Optionee must also declare ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, if the Optionee wishes to import the ownership title of the Shares (i.e., share certificates) into Spain, he or she must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds), the Optionee must inform the financial institution receiving the payment of the basis upon which such payment is made. The Optionee will need to provide the institution with the following information: (i) the Optionee’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

SWEDEN

There are no country-specific terms and conditions.

THAILAND

NOTIFICATIONS

Exchange Control Information. Under current exchange control regulations, the Optionee may remit funds up to US$1,000,000 per year to invest in securities abroad by submitting an application to an authorized agent (i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency). Thus, if the Optionee exercises this Option by paying the Exercise Price in cash, he or she will be required to execute certain documents and submit them, together with certain documents relating to the Plan, to an authorized commercial bank.

If the Optionee exercises this Option by means of a cashless exercise program implemented by the Company in connection with the Plan, no submission to a commercial bank must be made since no funds will be remitted out of Thailand.

The Optionee must repatriate all cash proceeds received from participation in the Plan to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in a foreign exchange account with a Thai bank. If the amount of the proceeds is equal to or greater than US$20,000, the Optionee must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form.

UNITED ARAB EMIRATES

There are no country-specific provisions.

UNITED KINGDOM

TERMS AND CONDITIONS

Joint Election. As a condition of participation in the Plan and the exercise of this Option, the Optionee agrees to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Employer in connection with this Option and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, the Optionee agrees to execute a joint election with the Company, the form of such joint election having been approved formally by Her Majesty’s Revenue and Customs (“HMRC”) (the “Joint Election”), and any other required consent or election. The Optionee further agrees to execute such other joint elections as may be required between the Optionee and any successor to the Company or the Employer. The Optionee further agrees that the Company or the Employer may collect the Employer NICs from the Optionee by any of the means set forth in Paragraph F of the Option Agreement.

If the Optionee does not enter into a Joint Election prior to the exercise of this Option, he or she will not be entitled to exercise this Option unless and until he or she enters into a Joint Election, and no Shares will be issued to the Optionee under the Plan, without any liability to the Company or the Employer.

Tax Obligations. The following provision supplements Paragraph F of the Option Agreement:

The Optionee agrees that, if he or she does not pay or the Company or the Employer does not withhold from the Optionee, the full amount of Tax-Related Items that the Optionee owes upon exercise of this Option, or the release or assignment of this Option for consideration, or the receipt of any other benefit in connection with this Option (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount that should have been withheld shall constitute a loan owed by the Optionee to the Company and/or the Employer, effective 90 days after the Taxable Event. The Optionee agrees that the loan will bear interest at the official

HMRC rate and immediately will be due and repayable by Optionee, and the Company and/or the Employer may recover it at any time thereafter by withholding such amount from salary, bonus or any other funds due to the Optionee by the Company or the Employer, by withholding in Shares issued upon exercise of this Option or from the cash proceeds from the sale of Shares or by demanding cash or a check from the Optionee. The Optionee also authorizes the Company to delay the issuance of any Shares to the Optionee unless and until the loan is repaid in full.

Notwithstanding the foregoing, if the Optionee is a director or an executive officer within the meaning of Section 13(k) of the Exchange Act, the terms of the immediately foregoing provision will not apply. In the event that the Optionee is a director or an executive officer and Tax-Related Items are not collected within 90 days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to the Optionee on which additional income tax and National Insurance contributions may be payable. The Optionee acknowledges that he or she will be responsible for reporting any income tax and National Insurance contributions (including Employer NICs) due on this additional benefit directly to HMRC under the self-assessment regime.